Exhibit 99.1

1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com

News Release

Belden Reports Strong Results for First Quarter 2016

St. Louis, Missouri – May 4, 2016 – Belden Inc. (NYSE: BDC), a global leader in high quality, end-to-end signal transmission solutions for mission-critical applications, today reported fiscal first quarter 2016 results for the period ended April 3, 2016.

First Quarter 2016 Highlights

•	Delivered GAAP first quarter revenues of $541.5 million, and adjusted first quarter revenues of $543.8 million;

•	Expanded adjusted gross profit margins to 42.3%, an increase of 170 basis points from 40.6% in the year-ago period;

•	Generated adjusted EBITDA margins of 16.4%, an increase of 90 basis points from 15.5% in the year-ago period;

•	Repaid $51 million of debt during the quarter; and

•	Increased full-year adjusted revenues and adjusted EPS guidance.

First Quarter 2016

On a GAAP basis, revenues for the quarter totaled $541.5 million, declining $5.5 million, or 1.0%, compared to $547.0 million in the first quarter 2015. Gross profit margin in the first quarter was 41.6%, increasing 360 basis points from 38.0% in the year-ago period. Operating income was $41.0 million, an increase from the prior-year period of $4.9 million. Operating profit margin in the first quarter was 7.6%, increasing from 0.9% in the year-ago period. EPS totaled $0.39, compared to a loss of $(0.46) in the first quarter 2015. GAAP operating profit margin expansion and net income improvement was largely driven by purchase accounting effects in the year-ago period related to the acquisition of Tripwire.

Adjusted revenues for the quarter totaled $543.8 million, declining $25.7 million, or 4.5%, compared to $569.5 million in the first quarter 2015. Adjusted gross profit margin in the first quarter was 42.3%, increasing 170 basis points from 40.6% in the year-ago period. Adjusted EBITDA margin in the first quarter was 16.4%, increasing 90 basis points from 15.5% in the year-ago period. Adjusted EPS increased to $1.01 from $1.00 in the first quarter 2015. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

To capitalize on the adoption of IP technology and accelerate our penetration of the commercial audio-video market, we elected in the first quarter to transfer the responsibility of audio-video cable and connectors to our Enterprise segment leadership team. As a result, revenues for this product category are now reported within the Enterprise Connectivity platform. Such revenues were previously reported within the Broadcast Connectivity platform. Prior period segment

Belden Reports Strong Results for First Quarter 2016

information has been revised to conform to the change in the composition of reportable segments and is included as an appendix to this release.

John Stroup, President and CEO of Belden Inc., said, “We are extremely pleased with our first quarter results, including earnings growth, margin expansion, and cash flow. As expected, strength within Broadband, Enterprise, and Network Security markets offset weakness from our industrial platforms. Despite a difficult year-over-year comparison due primarily to lower oil prices and a stronger U.S. dollar, our attractive portfolio, superior business system, and talented team enabled us to outperform.”

Outlook

“Given our strong start, we have increased our revenue and earnings outlook for the year. We expect our Broadband, Enterprise, and Network Security businesses will continue to perform well and benefit from favorable end-market conditions. Although our industrial businesses are down year-over-year, sequential performance, backlog, and order rates suggest stability that should lead to a better second half,” said Mr. Stroup.

The Company expects second quarter 2016 adjusted revenues to be $570 – $590 million and adjusted EPS to be $1.20 – $1.30. For the full year ending December 31, 2016, the Company now expects adjusted revenues to be $2.320 – $2.370 billion compared to the previously guided range of $2.295 – $2.345 billion. The expected range of adjusted EPS is now $5.15 – $5.45 compared to the previously guided range of $5.10 - $5.40.

On a GAAP basis, the Company expects second quarter 2016 revenues to be $568 – $588 million and EPS to be $0.62 – $0.72. For the full year ending December 31, 2016, the Company now expects revenues to be $2.313 – $2.363 billion compared to the previously guided range of $2.288 – $2.338 billion. The expected range of EPS is now $2.84 – $3.14 compared to the previously guided range of $2.68 - $2.98.

Earnings Conference Call

Management will host a conference call today at 8:30 am EDT to discuss results of the quarter. The listen-only audio of the conference call will be broadcast live via the Internet at http://investor.belden.com. The dial-in number for participants in the U.S. is 888-287-5563; the dial-in number for participants outside the U.S. is 719-325-2432. A replay of this conference call will remain accessible in the investor relations section of the Company’s Web site for a limited time.

BELDEN INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	April 3, 2016	March 29, 2015
	(In thousands, except per share amounts)
Revenues	$541,497	$546,957
Cost of sales	(316,462)	(339,308)

Gross profit	225,035	207,649
Selling, general and administrative expenses	(122,406)	(140,048)
Research and development	(36,133)	(36,199)
Amortization of intangibles	(25,532)	(26,504)

Operating income	40,964	4,898
Interest expense, net	(24,396)	(23,846)

Income (loss) before taxes	16,568	(18,948)
Income tax expense	(143)	(688)

Net income (loss)	16,425	(19,636)
Less: Net loss attributable to noncontrolling interest	(99)	—

Net income (loss) attributable to Belden stockholders	$16,524	$(19,636)

Weighted average number of common shares and equivalents:
Basic	42,008	42,535
Diluted	42,440	42,535

Basic income (loss) per share attributable to Belden stockholders	$0.39	$(0.46)

Diluted income (loss) per share attributable to Belden stockholders	$0.39	$(0.46)

Dividends declared per share	$0.05	$0.05

BELDEN INC.

OPERATING SEGMENT INFORMATION

(Unaudited)

	Broadcast Solutions	Enterprise Connectivity Solutions	Industrial Connectivity Solutions	Industrial IT Solutions	Network Security Solutions	Total Segments
	(In thousands, except percentages)
For the three months ended April 3, 2016
Segment Revenues	$171,272	$135,892	$141,091	$53,882	$41,663	$543,800
Segment EBITDA	23,267	23,736	22,987	8,609	11,467	90,066
Segment EBITDA margin	13.6%	17.5%	16.3%	16.0%	27.5%	16.6%
Depreciation expense	3,962	3,389	2,718	524	1,070	11,663
Amortization of intangibles	12,931	429	591	1,510	10,071	25,532
Severance, restructuring, and acquisition integration costs	4,378	500	865	2,665	—	8,408
Purchase accounting effects of acquisitions	195	—	—	—	—	195
Deferred gross profit adjustments	614	—	—	—	1,689	2,303
For the three months ended March 29, 2015
Segment Revenues	$176,500	$141,781	$152,972	$61,073	$37,125	$569,451
Segment EBITDA	23,127	20,009	24,173	11,087	9,901	88,297
Segment EBITDA margin	13.1%	14.1%	15.8%	18.2%	26.7%	15.5%
Depreciation expense	3,973	3,214	2,851	559	944	11,541
Amortization of intangibles	12,426	432	823	1,410	11,413	26,504
Severance, restructuring, and acquisition integration costs	11,527	568	1,773	(52)	667	14,483
Purchase accounting effects of acquisitions	—	—	267	—	9,155	9,422
Deferred gross profit adjustments	3,294	—	—	—	18,364	21,658
For the three months ended June 28, 2015
Segment Revenues	$174,923	$161,827	$160,875	$61,270	$39,618	$598,513
Segment EBITDA	22,878	29,792	28,680	10,178	8,772	100,300
Segment EBITDA margin	13.1%	18.4%	17.8%	16.6%	22.1%	16.8%
Depreciation expense	4,140	3,180	2,869	584	919	11,692
Amortization of intangibles	12,595	429	807	1,479	10,607	25,917
Severance, restructuring, and acquisition integration costs	3,283	83	1,163	—	378	4,907
Deferred gross profit adjustments	(924)	—	—	—	14,364	13,440
For the three months ended September 27, 2015
Segment Revenues	$186,722	$155,148	$147,702	$59,184	$41,359	$590,115
Segment EBITDA	27,369	25,705	23,225	10,466	11,240	98,005
Segment EBITDA margin	14.7%	16.6%	15.7%	17.7%	27.2%	16.6%
Depreciation expense	4,027	3,156	2,810	570	1,255	11,818
Amortization of intangibles	12,354	429	799	1,480	10,607	25,669
Severance, restructuring, and acquisition integration costs	13,722	192	118	54	57	14,143
Deferred gross profit adjustments	419	—	—	—	10,909	11,328
For the three months ended December 31, 2015
Segment Revenues	$201,825	$147,154	$141,801	$62,776	$48,948	$602,504
Segment EBITDA	40,264	24,708	23,863	11,522	14,707	115,064
Segment EBITDA margin	19.9%	16.8%	16.8%	18.4%	30.0%	19.1%
Depreciation expense	4,052	3,144	2,705	580	1,019	11,500
Amortization of intangibles	12,439	428	725	1,490	10,619	25,701
Severance, restructuring, and acquisition integration costs	10,535	(109)	3,174	167	(130)	13,637
Purchase accounting effects of acquisitions	114	70	67	32	42	325
Deferred gross profit adjustments	(343)	—	—	—	6,793	6,450

BELDEN INC.

OPERATING SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS

(Unaudited)

	Three Months Ended
	April 3, 2016	March 29, 2015	June 28, 2015	September 27, 2015	December 31, 2015
	(In thousands)
Total Segment Revenues	$543,800	$569,451	$598,513	$590,115	$602,504
Deferred revenue adjustments	(2,303)	(22,494)	(12,758)	(10,849)	(5,260)

Consolidated Revenues	$541,497	$546,957	$585,755	$579,266	$597,244

Total Segment EBITDA	$90,066	$88,297	$100,300	$98,005	$115,064
Income (loss) from equity method investment	(170)	768	343	348	311
Eliminations	(831)	(559)	(544)	(893)	(752)

Consolidated Adjusted EBITDA (1)	89,065	88,506	100,099	97,460	114,623
Depreciation expense	(11,663)	(11,541)	(11,692)	(11,818)	(11,500)
Amortization of intangibles	(25,532)	(26,504)	(25,917)	(25,669)	(25,701)
Severance, restructuring, and acquisition integration costs	(8,408)	(14,483)	(4,907)	(14,143)	(13,637)
Deferred gross profit adjustments	(2,303)	(21,658)	(13,440)	(11,328)	(6,450)
Purchase accounting effects related to acquisitions	(195)	(9,422)	—	—	(325)

Consolidated operating income	40,964	4,898	44,143	34,502	57,010
Interest expense, net	(24,396)	(23,846)	(24,769)	(25,416)	(26,582)

Consolidated income (loss) before taxes	$16,568	$(18,948)	$19,374	$9,086	$30,428

(1)	Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures for additional information.

BELDEN INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	April 3, 2016	December 31, 2015
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$146,264	$216,751
Receivables, net	346,210	387,386
Inventories, net	215,947	195,942
Other current assets	44,489	37,079

Total current assets	752,910	837,158

Property, plant and equipment, less accumulated depreciation	316,435	310,629
Goodwill	1,406,058	1,385,115
Intangible assets, less accumulated amortization	642,939	655,871
Deferred income taxes	36,481	34,295
Other long-lived assets	68,772	67,534

	$3,223,595	$3,290,602

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$208,921	$223,514
Accrued liabilities	281,392	323,249
Current maturities of long-term debt	2,500	2,500

Total current liabilities	492,813	549,263

Long-term debt	1,689,664	1,725,282
Postretirement benefits	107,054	105,230
Deferred income taxes	49,341	46,034
Other long-term liabilities	45,416	39,270
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	606,591	605,660
Retained earnings	694,119	679,716
Accumulated other comprehensive loss	(60,705)	(58,987)
Treasury stock	(402,524)	(402,793)

Total Belden stockholders’ equity	837,984	824,099

Noncontrolling interest	1,323	1,424

Total stockholders’ equity	839,307	825,523

	$3,223,595	$3,290,602

BELDEN INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(Unaudited)

	Three Months Ended
	April 3, 2016	March 29, 2015
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$16,425	$(19,636)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	37,195	38,045
Share-based compensation	4,100	5,006
Tax deficiency (benefit) related to share-based compensation	67	(3,690)
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	45,098	10,341
Inventories	(16,625)	(18,211)
Accounts payable	(17,187)	(34,562)
Accrued liabilities	(52,607)	(23,965)
Accrued taxes	(6,395)	(50)
Other assets	(1,226)	(2,406)
Other liabilities	3,834	923

Net cash provided by (used for) operating activities	12,679	(48,205)
Cash flows from investing activities:
Cash used to acquire businesses, net of cash acquired	(15,348)	(695,345)
Capital expenditures	(13,431)	(15,456)
Proceeds from disposal of tangible assets	10	6

Net cash used for investing activities	(28,769)	(710,795)
Cash flows from financing activities:
Payments under borrrowing arrangements	(50,625)	—
Withholding tax payments for share-based payment awards, net of proceeds from the exercise of stock options	(2,833)	(10,842)
Cash dividends paid	(2,101)	(2,140)
Tax benefit (deficiency) related to share-based compensation	(67)	3,690
Borrowings under credit arrangements	—	200,000
Debt issuance costs paid	—	(622)

Net cash provided by (used for) financing activities	(55,626)	190,086
Effect of foreign currency exchange rate changes on cash and cash equivalents	1,229	(5,548)

Decrease in cash and cash equivalents	(70,487)	(574,462)
Cash and cash equivalents, beginning of period	216,751	741,162

Cash and cash equivalents, end of period	$146,264	$166,700

BELDEN INC.

CONSOLIDATED RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory and deferred revenue to fair value and transaction costs; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; gains (losses) on debt extinguishment; discontinued operations; and other costs. We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended
	April 3, 2016	March 29, 2015	December 31, 2015
	(In thousands, except percentages and per share amounts)
GAAP revenues	$541,497	$546,957	$597,244
Deferred revenue adjustments	2,303	22,494	5,260

Adjusted revenues	$543,800	$569,451	$602,504

GAAP gross profit	$225,034	$207,649	$250,117
Deferred gross profit adjustments	2,303	21,658	6,450
Severance, restructuring, and acquisition integration costs	2,298	1,466	3,074
Purchase accounting effects related to acquisitions	195	267	—

Adjusted gross profit	$229,830	$231,040	$259,641

GAAP gross profit margin	41.6%	38.0%	41.9%
Adjusted gross profit margin	42.3%	40.6%	43.1%
GAAP operating income	$40,964	$4,898	$57,010
Amortization of intangible assets	25,532	26,504	25,701
Severance, restructuring, and acquisition integration costs	8,408	14,483	13,637
Deferred gross profit adjustments	2,303	21,658	6,450
Accelerated depreciation	206	140	81
Purchase accounting effects related to acquisitions	195	9,422	325

Total operating income adjustments	36,644	72,207	46,194

Depreciation expense	11,457	11,401	11,419

Adjusted EBITDA	$89,065	$88,506	$114,623

GAAP operating income margin	7.6%	0.9%	9.5%
Adjusted EBITDA margin	16.4%	15.5%	19.0%
GAAP net income (loss)	$16,425	$(19,636)	$49,656
Operating income adjustments from above	36,644	72,207	46,194
Tax effect of adjustments	(10,494)	(9,309)	(26,558)

Adjusted net income	$42,575	$43,262	$69,292

GAAP net income (loss)	$16,425	$(19,636)	$49,656
Less: Net loss attributable to noncontrolling interest	(99)	—	(24)

GAAP net income (loss) attributable to Belden stockholders	$16,524	$(19,636)	$49,680

Adjusted net income	$42,575	$43,262	$69,292
Less: Net loss attributable to noncontrolling interest	(99)	—	(24)
Less: Amortization expense attributable to noncontrolling interest, net of tax	16	—	5

Adjusted net income attributable to Belden stockholders	$42,658	$43,262	$69,311

GAAP income (loss) per diluted share attributable to Belden stockholders	$0.39	$(0.46)	$1.17
Adjusted income per diluted share attributable to Belden stockholders	$1.01	$1.00	$1.63
GAAP diluted weighted average shares	42,440	42,535	42,482
Adjustment for anti-dilutive shares that are dilutive under adjusted measures	—	677	—

Adjusted diluted weighted average shares	42,440	43,212	42,482

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

FREE CASH FLOW

(Unaudited)

We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of tangible assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended	Three Months Ended
	April 3, 2016	March 29, 2015
	(In thousands)
GAAP net cash provided by (used for) operating activities	$12,679	$(48,205)
Capital expenditures, net of proceeds from
the disposal of tangible assets	(13,421)	(15,450)

Non-GAAP free cash flow	$(742)	$(63,655)

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

2016 REVENUES AND EARNINGS GUIDANCE

	Year Ended	Three Months Ended
	December 31, 2016	July 3, 2016
Adjusted revenues	$2.320 - $2.370 billion	$570 - $590 million
Deferred revenue adjustments	($7 million)	($2 million)

GAAP revenues	$2.313 - $2.363 billion	$568 - $588 million

Adjusted income per diluted share attributable to Belden stockholders	$5.15 - $5.45	$1.20 - $1.30
Amortization of intangible assets	($1.64)	($0.43)
Severance, restructuring, and acquisition integration costs	($0.56)	($0.12)
Deferred gross profit adjustments	($0.11)	($0.03)

GAAP income per diluted share attributable to Belden stockholders	$2.84 - $3.14	$0.62 - $0.72

Our guidance for revenues and income per diluted share attributable to Belden stockholders is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed in the Forward-Looking Statements in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, purchase accounting effects related to acquisitions, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

Belden Reports Strong Results for First Quarter 2016

Earnings per Share (EPS)

All references to EPS within this earnings release refer to income per diluted share attributable to Belden stockholders.

Use of Non-GAAP Financial Information

Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. GAAP to non-GAAP reconciliations accompany the condensed consolidated financial statements included in this release and have been published to the investor relations section of the Company’s Web site at http://investor.belden.com.

Forward-Looking Statements

This release contains, and statements made by us concerning the release may contain, forward-looking statements, including our expectations for the second quarter and full-year 2016. Forward-looking statements include statements regarding future financial performance (including revenues, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the impact of a challenging global economy or a downturn in served markets; the cost and availability of raw materials including copper, plastic compounds, electronic components, and other materials; the competitiveness of the global broadcast, enterprise, and industrial markets; disruption of, or changes in, the Company’s key distribution channels; volatility in credit and foreign exchange markets; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); the inability to successfully complete and integrate acquisitions in furtherance of the Company’s strategic plan; the inability of the Company to develop and introduce new products and competitive responses to our products; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; risks related to the use of open source software; the inability to retain senior management and key employees; disruptions in the Company’s information systems including due to cyber-attacks; variability in the Company’s quarterly and annual effective tax rates; perceived or actual product failures; political and economic uncertainties in the countries where the Company conducts business, including emerging markets; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; the impact of regulatory requirements and other legal compliance issues; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 25, 2016. Although the content of this release represents our best judgment as of the date of this report based on

Belden Reports Strong Results for First Quarter 2016

information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden

Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial, enterprise and broadcast markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of data, audio and video needed for today’s applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the Company is headquartered in St. Louis and has manufacturing capabilities in North and South America, Europe and Asia. For more information, visit us at www.belden.com or follow us on Twitter @BeldenInc.

Contact:

Belden Investor Relations

314-854-8054

Investor.Relations@Belden.com

BDC-E